CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Incentive Stock Plan and 1991 Employee Stock
Purchase Plan of PMC-Sierra, Inc. of our report dated January 22, 1997, with respect to the consolidated financial statements and schedule of PMC-Sierra, Inc. (formerly Sierra Semiconductor Corporation) as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in its Annual Report (Form 10-K) for the year ended December 28, 1997, filed with the Securities and Exchange Commission.



                                                  /s/ Ernst & Young LLP


June 2, 1998
San Jose, California